EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated January 23, 1995 included in the Advanta Corp. Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Form S-3 Registration Statement.






/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Philadelphia, PA
March 18, 1996